Exhibit 10(hh) HUMANA INC. INCENTIVE STOCK OPTION AGREEMENT AND AGREEMENT NOT TO COMPETE OR SOLICIT UNDER THE 2011 STOCK INCENTIVE PLAN THIS AGREEMENT (“Agreement”) made as of <award_date> (the “Date of Grant”) by and between HUMANA INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter referred to as the "Company"), and <first_name> <middle_name> <last_name>, an employee of the Company (hereinafter referred to as "Optionee"). WITNESSETH WHEREAS, the Humana Inc. 2011 Stock Incentive Plan (the "Plan"), was approved by the Company’s Board of Directors and stockholders; and WHEREAS, the Company desires to grant to Optionee an option to purchase shares of common stock of the Company in accordance with the Plan; NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, and other good and valuable consideration, the Company and Optionee agree as follows: I. OPTION GRANT A. Grant of Option. The Company hereby grants to Optionee, as a matter of separate inducement and agreement and not in lieu of salary or other compensation for services, an Incentive Stock Option to purchase <shares_awarded> shares of the $.16-2/3 par value common stock of the Company ("Common Stock") at the purchase price of <award_price> per share (the "Option") exercisable on the terms and conditions set forth herein. B. Term. The term of the Option shall commence upon the Date of Grant, and shall expire on <expire_Date> (the “Expiration Date”). C. Vesting of Option. Except as otherwise set forth herein, the Option shall be exercisable by Optionee or his/her personal representative on and after the first anniversary of the Date of Grant in cumulative annual installments of one-third of the number of Shares covered hereby (each such date, a “Vesting Date” and the period between each Vesting Date or between the Date of Grant and a Vesting Date, as applicable, a “Vesting Period”), subject to Optionee’s continued employment with the Company through each Vesting Date, except as set forth in Section D below. D. Effect of Termination of Employment on Option. If the employment of Optionee is terminated for any reason, the Option shall vest and remain exercisable as follows, but in no event beyond the Expiration Date: 1. If the employment of Optionee is terminated by the Company for Cause, all the rights of Optionee under this Agreement, whether or not exercisable, shall terminate immediately. 2. In the event of Optionee’s Retirement, (i) to the extent that this Option (or portion hereof) is exercisable as of the date of such Retirement, this Option (or portion hereof) shall be exercisable NQ – NCNS - RE at any time within two (2) years after the date of Retirement, but in no event beyond the Expiration Date, and only to the extent the Option (or portion hereof) was exercisable at the date of Retirement, and (ii) to the extent that this Option (or portion hereof) is not exercisable as of the date of such Retirement, a prorated portion of the Option that would have vested on the next scheduled Vesting Date shall vest and become exercisable upon the next scheduled Vesting Date, with the proration to be determined by calculating the product of (A) the quotient of (x) the number of completed months Optionee has been employed since the Date of Grant or the most recent Vesting Date, as applicable, divided by (y) the number of months in the current Vesting Period, multiplied by (B) the total number of Options that were scheduled to vest and become exercisable on the next scheduled Vesting Date. For purposes of the foregoing calculation, a month is complete on the day in the following month that corresponds to the Date of Grant. The portion of the Option that vests pursuant to clause (ii) of this Section I.D.2 shall be exercisable at any time within two (2) years following the date of Optionee’s Retirement, but in no event beyond the Expiration Date. Any portion of the Option that is not exercisable on the date of Optionee’s Retirement and could not become exercisable after taking into account the provisions of this Section I.D.2. shall be immediately forfeited upon Optionee’s Retirement. Any portion of the Option that is not exercisable on the date of Optionee’s Retirement and could not become exercisable after taking into account the provisions of this Section I.D.2. shall be immediately forfeited upon Optionee’s Retirement. 3. In the event of termination due to death or Disability of Optionee while in the employ of the Company, this Option shall become fully vested and exercisable of the termination due to death or Disability of Optionee and shall remain exercisable by Optionee or the person or the persons to whom those rights pass by will or by the laws of descent and distribution or, if appropriate, by the legal representative of Optionee or the estate of Optionee at any time within two (2) years after the date of such death or the date of determination of Disability, but in no event beyond the Expiration Date. 4. In the event that Optionee’s employment with the Company terminates due to a Divestiture of the business to which Optionee provides services, (i) to the extent that this Option (or portion hereof) is exercisable as of the date of such termination of employment, this Option (or portion hereof) shall be exercisable until the date that is ninety (90) days following the last date on which any portion of the Option is scheduled to vest, but in no event beyond the Expiration Date, and only to the extent the Option (or portion hereof) was exercisable at the date of such termination of employment, and (ii) to the extent that this Option (or portion hereof) is not exercisable as of the date of such termination of employment, [and (A) the Company maintains a strategic interest in the divested business, as determined by the Committee in its sole discretion,]1 the unvested portion of the Option shall continue to vest and become exercisable upon the regular Vesting Dates through the date that the Option would become fully vested; provided that[, in the event the Company maintains a strategic interest in the divested business, as determined by the Committee in its sole discretion,]2 the Optionee must remain employed by the divested business on each of the 1 NTD: Applicable only for annual award. Remove for new hire. 2 NTD: Applicable only for new hire. Remove for annual award. 2 applicable Vesting Dates. For the avoidance of doubt, if the Optionee’s employment with the aforementioned divested business terminates prior to a Vesting Date, the Optionee’s unvested Option will no longer vest pursuant to this Section I.D.4 and will be forfeited upon such termination; [or (B) the Company does not maintain a strategic interest in the divested business, as determined by the Committee in its sole discretion, the unvested portion of the Option shall continue to vest and become exercisable upon the regular Vesting Dates that would occur during the twelve (12) month period immediately following the termination of Optionee’s employment as if Optionee continued to be employed by the Company during such period,]3 and the portion of the Option that vests pursuant to this clause (ii) shall be exercisable for ninety (90) days following the last date on which any portion of the Option vests, but in no event beyond the Expiration Date. Any portion of the Option that is not exercisable on the date of Optionee’s termination of employment and could not become exercisable after taking into account the provisions of this Section I.D.4. shall be immediately forfeited upon Optionee’s termination of employment. 5. In the event that Optionee’s employment with the Company terminates due to a Workforce Reduction or a Position Elimination, (i) to the extent that this Option (or portion hereof) is exercisable as of the date of such termination of employment, this Option (or portion hereof) shall be exercisable until the date that is ninety (90) days following the last date on which any portion of the Option is scheduled to vest, but in no event beyond the Expiration Date, and only to the extent the Option (or portion hereof) was exercisable in accordance with this Section I.D.6, and (ii) to the extent that this Option (or portion hereof) is not exercisable as of the date of such termination of employment, the unvested portion of the Option shall continue to vest and become exercisable upon the regular Vesting Dates that would occur [during the twelve (12) month period immediately following the termination of Optionee’s employment]4 as if Optionee continued to be employed by the Company, and the portion of the Option that vests pursuant to this clause (ii) shall be exercisable for ninety (90) days following the last date on which any portion of the Option vests, but in no event beyond the Expiration Date. Any portion of the Option that is not exercisable on the date of Optionee’s termination of employment and could not become exercisable after taking into account the provisions of this Section I.D.5. shall be immediately forfeited upon Optionee’s termination of employment. 6. In the event that Optionee’s employment with the Company terminates due to a transfer to a Strategic Joint Venture, (i) to the extent that this Option (or portion hereof) is exercisable as of the date of such termination of employment, this Option (or portion hereof) shall be exercisable until the date that is ninety (90) days following the last date on which any portion of the Option is scheduled to vest, but in no event beyond the Expiration Date, and only to the extent the Option (or portion hereof) was exercisable at the date of such termination of employment, and (ii) to the extent that this Option (or portion hereof) is not exercisable as of the date of such termination of employment, the unvested portion of the Option shall continue to vest and become exercisable upon the regular Vesting Dates through the date that 3 NTD: Applicable only for annual award. Remove for new hire. 4 NTD: Applicable for annual awards. Remove for new hires. 3 the Option would become fully vested as if Optionee continued to be employed through such Vesting Date, and the portion of the Option that vests pursuant to this clause (ii) shall be exercisable for ninety (90) days following the last date on which any portion of the Option vests, but in no event beyond the Expiration Date. Any portion of the Option that is not exercisable on the date of Optionee’s termination of employment and could not become exercisable after taking into account the provisions of this Section I.D.6. shall be immediately forfeited upon Optionee’s termination of employment. 7. In the event of a Change in Control Termination, this Option (or any option or other award for which this Option is substituted or into which this Option is converted into in connection with the Change in Control) shall become fully vested and immediately exercisable in its entirety, and this Option (or any substitute or converted award) shall remain exercisable at any time within two (2) years after the date of termination of Optionee’s employment, but in no event beyond the Expiration Date. 8. If the employment of Optionee terminates for any reason other than for Cause, Retirement, death or Disability, Position Elimination, Workforce Reduction, Divestiture, due to a transfer to a Strategic Joint Venture or as a result of a Change in Control Termination, unless otherwise specified herein, all the rights of Optionee under this Agreement then exercisable shall remain exercisable at any time within ninety (90) days after the later of the date of such termination and the last date that the Option vests pursuant to the terms of this Agreement, but in no event beyond the Expiration Date. Any portion of the Option that is not exercisable on the date of the Optionee’s termination of employment and could not become exercisable after taking into account the provision of Section I.D. shall be immediately forfeited upon Optionee’s termination of employment. E. Exercise of Option. 1. The Option shall be exercisable only by written notice to the Secretary of the Company at the Company's principal executive offices, or through the online procedure to such broker- dealer as designated by the Company, Optionee or his/her legal representative as herein provided. Such notice shall state the number of Shares with respect to which the Option is being exercised and shall be signed, or authorized electronically, by Optionee or his/her legal representative, as applicable. 2. The purchase price shall be paid as follows: a) In full in cash upon the exercise of the Option; b) By tendering to the Company Shares owned by Optionee prior to the date of exercise and having an aggregate Fair Market Value equal to the cash exercise price applicable to the Option; or c) A combination of I.E.(2)(a) and I.E.(2)(b) above. 3. Federal, state and local income and employment taxes and other amounts as may be required by law to be collected by the Company (“Withholding Taxes”) in connection with the exercise of the Option shall be paid pursuant to the Plan by Optionee prior to the delivery of any Common Stock under this Agreement. The Company shall, at Optionee’s election, withhold delivery of a number of Shares with a Fair Market Value as of the exercise date equal to the Withholding Taxes in satisfaction of Optionee’s obligations hereunder. 4

II. AGREEMENT NOT TO COMPETE AND AGREEMENT NOT TO SOLICIT. Optionee agrees and understands that the Company’s business is a profit-generating business operating in a highly competitive business environment and that the Company has a legitimate business interest in, among other things, its confidential information and trade secrets (including as protected in other agreements and policies between the Company and Optionee) that it is providing Optionee, and in the significant time, money, training, team building and other efforts it expends to develop Optionee’s skills to assist in performing Optionee’s duties for the Company, including with respect to establishing, developing and maintaining the goodwill and business relationships with Protected Relationships (defined below) and employees, each of which Optionee agrees are valuable assets of the Company to which it has devoted substantial resources. Optionee acknowledges that the grant Optionee is receiving under the Plan is a meaningful way that the Company entrusts Optionee with its goodwill and aligns Optionee with the Company objective of increasing the value of the Company’s business. Accordingly, Optionee acknowledges the importance of protecting the value of the Company’s business through, among other things, covenants to restrict Optionee from engaging in activities that would adversely affect the value of the Company and its goodwill. A. Agreement Not to Compete. Optionee agrees that during the Restricted Period (defined below) and within the Restricted Geographic Area (defined below), Optionee will not, directly or indirectly, perform the same or similar responsibilities Optionee performed for the Company in connection with a Competitive Product or Service (defined below). Notwithstanding the foregoing, Optionee may accept employment with a Competitor (defined below) whose business is diversified, provided that: (1) Optionee will not be engaged in working on or providing Competitive Products or Services, or otherwise use or disclose the Company’s confidential information or trade secrets; and (2) the Company receives written assurances from the Competitor and Optionee that are satisfactory to the Company that Optionee will not work on or provide Competitive Products or Services, or otherwise use or disclose confidential information or trade secrets. In addition, nothing in this Agreement is intended to prevent Optionee from investing Optionee’s funds in securities of a person engaged in a business that is directly competitive with the Company if the securities of such a person are listed for trading on a registered securities exchange or actively traded in an over-the-counter market and Optionee’s holdings represent less than one percent (1%) of the total number of outstanding shares or principal amount of the securities of such a person. B. Agreement Not to Solicit Protected Relationships. During the Restricted Period and in connection with a Competitive Product or Service, Optionee shall not, individually or jointly with others, directly or indirectly: (1) solicit or attempt to solicit any Protected Relationships (defined below); or (2) induce or encourage any Protected Relationships to terminate a relationship with the Company or to otherwise cease to accept services or products from the Company. C. Agreement Not to Solicit Employees. During the Restricted Period, Optionee shall not, individually or jointly with others, directly or indirectly: (1) or by assisting others, solicit, recruit, hire, or encourage (or attempt to solicit, recruit, hire or encourage), any Company employees or former employees with whom Optionee worked, had business contact, or about whom Optionee gained non-public or 5 confidential information (“Employees or Former Employees”); (2) contact or communicate with Employees or Former Employees for the purpose of inducing, assisting, encouraging and/or facilitating them to terminate their employment with the Company or find employment or work with another person or entity; (3) provide or pass along to any person or entity the name, contact and/or background information about any Employees or Former Employees or provide references or any other information about them; (4) provide or pass along to Employees or Former Employees any information regarding potential jobs or entities or persons to work for, including but not limited to job openings, job postings, or the names or contact information of individuals or companies hiring people or accepting job applications; and/or (5) offer employment or work to any Employees or Former Employees. For purposes of this covenant, “Former Employees” shall refer to employees who are not employed by the Company at the time of the attempted recruiting or hiring, but were employed by, or working for the Company in the three (3) months prior to the time of the attempted recruiting or hiring and/or interference. D. Effect of Termination of Employment other than a Change in Control Termination on Agreements Not to Compete and Not to Solicit. 1. In the event Optionee voluntarily resigns or is discharged by the Company with Cause at any time prior to the vesting of the Option, the prohibitions on Optionee set forth in Sections II.A, II.B and II.C shall remain in full force and effect. 2. In the event Optionee is discharged by the Company other than with Cause, including in connection with a Workforce Reduction or Position Elimination, or certain divestiture related terminations, prior to the vesting of the Option, the prohibitions set forth in Section II.A shall remain in full force and effect during the period of time following Optionee’s termination equal to the lesser of (x) the Restricted Period or (y) the period of time during which Optionee is deemed to be entitled to severance measured by the sum of (i) the number of weeks Optionee is entitled to severance under the Company’s applicable severance policy, plus (ii) a number of weeks equal to (A) the value of the acceleration or continuation of the vesting of any Options as a result of Optionee’s termination under this Agreement or the Plan that would otherwise have been forfeited, with such value measured by multiplying the number of Shares underlying the Options that vested as a result of the termination of employment by the difference of the per Share Fair Market Value on the Last Day minus the applicable per Share exercise price, divided by (B) Optionee’s then-current weekly base salary, plus (iii) any additional period that the Company determines to provide severance to Optionee, in its discretion. 3. In the event Optionee is discharged by Company other than with Cause prior to vesting herein of the Option, the prohibitions set forth in Sections II.B and II.C above shall remain in full force and effect. 4. After the vesting of the Option, the prohibitions on Optionee set forth herein shall remain in full force and effect, except as otherwise provided in Section II.E. E. Effect of a Change in Control Termination on Agreements Not to Compete and Not to Solicit. 6

1. Notwithstanding anything set forth in Section II.D., in the event of a Change in Control Termination, the prohibitions on Optionee set forth in Section II.A shall remain in full force and effect only if the acquirer or successor to the Company following the Change in Control shall, solely at its option, pay, within thirty (30) days following Optionee's employment termination date with the Company or its successor, to Optionee the Non-Compete Payment. Notwithstanding any previous agreement between Optionee and the Company relating to the prohibitions set forth in Section II.A, the “Non-Compete Payment” shall be an amount at least equal to Optionee’s then current annual base salary. Such amount shall be in addition to any other amounts paid or payable to Optionee with respect to other severance plans or policies maintained by the Company. For the avoidance of doubt, the provisions of this Section II.E shall supersede any agreement between Optionee and the Company relating to the prohibitions on Optionee set forth in Section II.A, with the exception of any similar agreement contained in (i) any employment agreement between Optionee and the Company, (ii) any agreement between Optionee and the Company not related to the employment of Optionee by the Company, (iii) any severance plan or policy of the Company and (iv) any change in control severance plan or policy of the Company. 2. In the event of a Change in Control Termination, the prohibitions on Optionee set forth in Sections II.B. and II C. shall remain in full force and effect. F. Governing Law. Notwithstanding any other provision herein to the contrary, the provisions of this Section II of the Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Kentucky without regard to its conflicts or choice of laws rules or principles that might otherwise refer construction or interpretation of this Section II to the substantive law of another jurisdiction. G. Injunctive Relief; Invalidity of Any Provision. Optionee acknowledges that (1) his or her services to the Company are of a special, unique and extraordinary character, (2) his or her position with the Company will place him or her in a position of confidence and trust with respect to the operations of the Company, (3) he or she will benefit from continued employment with the Company, (4) the nature and periods of restrictions imposed by the covenants contained in this Section II are fair, reasonable and necessary to protect the Company, (5) the Company would sustain immediate and irreparable loss and damage if Optionee were to breach any of such covenants, and (6) the Company’s remedy at law for such a breach will be inadequate. Accordingly, Optionee agrees and consents that the Company, in addition to the recovery of damages and all other remedies available to it, at law or in equity, shall be entitled to seek both preliminary and permanent injunctions to prevent and/or halt a breach or threatened breach by Optionee of any covenant contained in Section II hereof. If any provision of this Section II is determined by a court of competent jurisdiction to be invalid in whole or in part, it shall be deemed to have been amended, whether as to time, area covered or otherwise, as and to the extent required for its validity under applicable law, and as so amended, shall be enforceable. The parties further agree to execute all documents necessary to evidence such amendment. 7

III. MISCELLANEOUS PROVISIONS A. Binding Effect & Adjustment. This Agreement shall be binding and conclusive upon each successor and assign of the Company. Optionee’s obligations hereunder shall not be assignable to any other person or entity. It is the intent of the parties to this Agreement that the benefits of any appreciation of the underlying Common Stock during the term of the Award shall be preserved in any event, including but not limited to a recapitalization, merger, consolidation, reorganization, stock dividend, stock split, reverse stock split, spin-off or similar transaction, or other change in corporate structure affecting the Shares, as more fully described in Sections 4.6 and 11 of the Plan. All obligations imposed upon Optionee and all rights granted to Optionee and to the Company shall be binding upon Optionee's heirs and legal representatives. B. Amendment. This Agreement may only be amended by a writing executed by each of the parties hereto. C. Governing Law. Except as to matters of federal law and the provisions of Section II hereof, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its conflict of laws rules. This Agreement shall also be governed by, and construed in accordance with, the terms of the Plan. D. Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the Commonwealth of Kentucky, County of Jefferson, or, if it has or can acquire jurisdiction, in the United States District Court for the Western District of Kentucky, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world. E. No Employment Agreement. Nothing herein confers on Optionee any rights with respect to the continuance of employment or other service with the Company, nor will it interfere with any right the Company would otherwise have to terminate or modify the terms of Optionee's employment or other service at any time. F. Severability. If any provision of this Agreement is or becomes or is deemed invalid, illegal or unenforceable in any relevant jurisdiction, or would disqualify this Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Agreement shall remain in full force and effect. Any provision in this Agreement determined by competent authority to be in conflict with 422 of the Internal Revenue Code of 1986, as amended, or its successor, in regard to qualifying this Option as an incentive stock option shall be ineffective ab initio to the extent of such conflict. G. Assignment. The Option granted under this Agreement to Optionee may not be assigned, transferred, pledged, alienated or hypothecated in any manner during Optionee's lifetime, but shall be solely and exclusively the right of Optionee to exercise during his/her lifetime. Should Optionee attempt to assign, 8 transfer, pledge, alienate or hypothecate the Option or any rights hereunder in any manner whatsoever, such action shall constitute a breach of the covenants hereunder and the Company may terminate the Option as to any then unexercised shares. H. Defined Terms. 1. Any term used herein and not otherwise defined herein shall have the same meaning as in the Plan. Any conflict between this Agreement and the Plan will be resolved in favor of the Plan. Any disputes or questions of right or obligation which shall result from or relate to any interpretation of this Agreement shall be determined by the Committee. Any such determination shall be binding and conclusive upon Optionee and any person or persons claiming through Optionee as to any rights hereunder. 2. For the purposes of this Agreement, the following terms shall have the following meaning: (i) “Change in Control Termination” means, in the event the Option is assumed, converted, continued or substituted in connection with a Change in Control, if the employment of Optionee is terminated within two (2) years following the Change in Control (i) by the Company or its acquirer or successor for any reason other than Cause or (ii) by Optionee with Good Reason. (ii) “Competitive Product or Service” means any product, process, system or service (in existence or under development) of any person or organization other than the Company that is the same as, similar to, or competes with, a product, process, system or service (in existence or under development) upon which Optionee worked or for which Optionee had responsibilities at the Company during the twenty-four (24) months prior to the Last Day (as defined below). (iii) “Competitor” means Optionee or any other person or organization engaged in, or about to become engaged in, research or development, production, marketing, leasing, selling, or servicing of a Competitive Product or Service. (iv) “Divestiture” means the sale or other transfer of equity securities of a Subsidiary to a person or entity other than the Company or an affiliate of the Company, or if a Subsidiary leases, exchanges or transfers all or any portion of its assets to such a person or entity, then the Committee may specify that such transaction or event constitutes a “Divestiture”. (v) “Good Reason” shall mean, unless otherwise defined in a written employment agreement in effect between the Company or any of its Subsidiaries and Optionee, the relocation of Optionee’s office at which Optionee is to perform his or her duties to a location more than thirty (30) miles from the location at which Optionee performed his or her duties prior to a Change in Control. (vi) “Last Day” means Optionee’s last day of employment with the Company regardless of the reason for Optionee’s separation. (vii) “Position Elimination” means the elimination of Optionee’s position. 9

(viii) “Protected Relationship” means policyholders, agents, brokers, dealers, distributers, sources of supply or customers with whom, within twenty-four (24) months prior to the Last Day, Optionee, directly or indirectly (e.g., through employees whom Optionee supervised) had material business contact and/or about whom Optionee obtained confidential information and trade secrets. (ix) “Restricted Geographic Area” means the territory (i.e.: (i) state(s), (ii) county(ies), or (iii) city(ies)) in which, during the twenty-four (24) months prior to the Last Day, Optionee provided material services on behalf of the Company (or in which Optionee supervised directly, indirectly, in whole or in part, the servicing activities). (x) “Restricted Period” means the period of Optionee’s employment with the Company and a period of twelve (12) months after the Last Day. Optionee recognizes that the durational term is reasonably and narrowly tailored to the Company’s legitimate business interest and need for protection with each position. (xi) “Strategic Joint Venture” means a business arrangement entered into by the Company with one or more other parties to own and operate an entity in which the Company continues to have a strategic interest. (xii) “Workforce Reduction” means a reduction in force, as determined by the Company in accordance with its standard coding procedures. I. Execution. If Optionee shall fail to execute this Agreement, either manually with a paper document, or through the online grant agreement procedure with the Company’s designated broker–dealer, and, if manually executed, return the executed original to the Secretary of the Company, the Award shall be null and void. The choice of form will be at the Company’s discretion. 10

IN WITNESS WHEREOF, Company has caused this Agreement to be executed on its behalf by its duly authorized officer, and Optionee has executed this Agreement, each as of the day first above written. "Company" ATTEST: HUMANA INC. BY: BY: JOSEPH C. VENTURA BRUCE D. BROUSSARD Chief Legal Officer & Corporate Secretary President & Chief Executive Officer “Optionee” <first_name> <middle_name> <last_name> 11